UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2018

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35098	13-4068197
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2018 Executive Bonus Plan

On February 27, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Cornerstone OnDemand, Inc. (the “Company”) established an executive compensation plan for fiscal year 2018 (the “2018 Plan”) as part of its annual review of target incentive compensation for the Company’s executive officers.

Under the terms of the 2018 Plan, each of the eligible executive officers will be entitled to receive a bonus that will vary in amount depending on the Company’s success in achieving certain performance targets with respect to annual recurring revenue, subscription revenue, and operating income. The amount payable with respect to each metric may be greater or less depending on the extent to which the Company’s performance exceeds or falls short of the applicable target. No bonus payout for a particular performance metric will be earned unless the performance threshold for that metric is met.

The following table shows the target bonus amount payable under the 2018 Plan if the Company achieves each performance metric at target for each of the following executive officers:

	Target Bonus Amount
Named Executive Officer	($)	% of Base Salary
Adam Miller, Chief Executive Officer	$500,000	100
Jeff Lautenbach, President, Global Field Operations	$400,000	100
Brian Swartz, Chief Financial Officer	$297,500	70
Mark Goldin, Chief Technology Officer	$262,500	70

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone OnDemand, Inc.

Date: March 2, 2018	By:	/s/ Adam Weiss
Adam Weiss
Chief Administrative Officer & General Counsel